Exhibit 99.1

EVERI ANNOUNCES CLOSING OF $375.0 MILLION 7.50% SENIOR

UNSECURED NOTES DUE 2025

Las Vegas, NV – December 5, 2017 – Everi Holdings Inc. (NYSE:EVRI) (“Everi” or the “Company”) announced today the closing of the previously announced private offering (the “Offering”) by its wholly-owned subsidiary, Everi Payments Inc. (“Everi Payments”), of $375.0 million in aggregate principal amount of 7.50% senior unsecured notes due 2025 (the “Notes”). The Notes were issued under an indenture (the “Indenture”) entered into on December 5, 2017 by and among Everi Payments, the Company and certain of the Company’s direct and indirect domestic subsidiaries, as guarantors (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors.

Everi Payments intends to use the proceeds from the Offering, together with cash on hand, to redeem in full its existing $350.0 million of 10.00% Senior Unsecured Notes due 2022 (the “2022 Notes”) in accordance with their terms and pay related fees and expenses. On December 5, 2017, Everi Payments issued an unconditional notice of redemption with respect to the 2022 Notes, which redemption will be consummated on January 15, 2018.

The Notes were offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes and the guarantees thereof have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release does not constitute a notice of redemption under the indenture governing the 2022 Notes or an offer to tender for, or purchase any 2022 Notes or any other security.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 14, 2017 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everi

Everi is dedicated to providing video and mechanical reel gaming content and technology solutions, integrated gaming payments solutions and compliance and efficiency software to casino operators. Everi Games provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including both Wide-Area Progressive systems and the award winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals installed in the State of New York. Everi Payments provides: (a) access to cash at gaming facilities via Automated Teller Machine cash withdrawals, credit card cash access transactions, point of sale debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in states that offer intrastate, Internet-based gaming and lottery activities.

Contacts

Investor Relations

Richard Land, James Leahy

JCIR

212-835-8500 or evri@jcir.com

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